UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2005

O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 000-32228

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)

(302) 266-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

This Current Report on Form 8-K/A amends Item 1.01 of the Current Report on Form 8-K filed on October 5, 2005 by O2Diesel Corporation (the “Company”) to include the Form Incentive Option Agreement that will be entered into with the Registrant’s directors, officers, and employees.

SECTION 1- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

Stock Option Awards

On September 29, 2005, the Board of Directors of the Company approved stock options to purchase shares of the Company's common stock under its 2004 Stock Incentive Plan to its executive officers and to certain of its directors. The stock options vest 34% after one year of service as an officer or director and the remaining 66% every six months thereafter in equal increments of 16.5%. The Company previously agreed and disclosed most of these options, except the director options to Richard Roger, Arthur Meyer and E. Holt Williams and the employment options to David Shipman. The following table sets forth information regarding grants to the executive officers and certain directors:

Name	Number of Shares of Common Stock Subject to Stock Options	Option Expiration Date
Alan Rae Chief Executive Officer	1,500,000	7/14/2013
Richard Roger Chief Operating Officer and Former Director	200,000 (for service as director) 1,000,000 (for service as COO)	5/30/2015 6/30/2015
David Shipman Chief Financial Officer	450,000	9/30/2015
Arthur Meyer Director	400,000	5/30/2015
Karim Jobanputra Director	750,000	7/14/2013
Hendrik Rethwilm Director	750,000	7/14/2013
E. Holt Williams Director	200,000	5/30/2015
Jeffrey Cornish Director	200,000	5/30/2015

A copy of the Form Incentive Stock Option Agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit No.	Description

10.1	Form of Incentive Stock Option Agreement, filed herewith.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

Date: July 28, 2006	By:	/s/ Alan R. Rae

Name: Alan R. Rae Title: Chief Executive Officer